CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Money Market Trust


We consent to the use of our report dated March 3, 1998 for Evergreen Pennsylvania Municipal Money Market Fund and Evergreen Treasury Money Market Fund incorporated by reference herein and to the references and to our firm under the captions "FINANCIAL HIGHTLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                     /s/ KPMG Peat Marwick LLP

                                     KPMG Peat Marwick LLP



Boston, Massachusetts
May 29, 1998